UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 15, 2017

ZIX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Texas	0-17995	75-2216818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 North Haskell Avenue

Suite 2200, LB 36

Dallas, Texas 75204-2960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 370-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 15, 2017, Zix Corporation (the “Company”) acquired all of the outstanding capital stock of Greenview Data, Inc. (“Greenview”) pursuant to the terms of a Stock Purchase Agreement entered into on March 15, 2017 (the “Purchase Agreement”) by and among Theodore Green and Philippe-Jacques Green (together, the “Selling Shareholders”) and the Company (the “Acquisition”). Greenview is engaged in the business of marketing and providing software and information technology services focused on antivirus, anti-spam and archiving products.

At the closing of the transactions contemplated by the Purchase Agreement, the Company paid to the Selling Shareholders and certain holders of phantom stock of Greenview an aggregate of $6,500,000 in cash (the “Closing Consideration”), of which $650,000 was deposited in an escrow account for the satisfaction of certain indemnification claims by the Company, if any, pursuant to the Purchase Agreement during the 2-year period following the closing of the Acquisition, after which the balance of such amount, if any, will be distributed to the Selling Shareholders. The Closing Consideration is subject to a customary working capital adjustment.

In addition, the Company may be required to pay earnout consideration in cash of up to $800,000 in each of 2017 (for the period from the closing of the Acquisition through December 31) and 2018, for a total aggregate earnout payment of up to $1,600,000 based on the achievement of certain new first year order and renewal order milestones achieved by the Company and Greenview for certain products of Greenview and certain products of the Company bundled with Greenview products. The aggregate consideration to be paid to the Selling Shareholders and phantom stockholders under the terms of the Purchase Agreement (including the Closing Consideration) in respect of the acquisition of the capital stock of Greenview, with the exception of any post-closing adjustment for working capital and any salary or incentive compensation in connection with employees of Greenview retained following the Acquisition, cannot exceed $8,100,000.

Item 7.01 Regulation FD Disclosure

On March 15, 2017, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 15, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIX CORPORATION

By:	/s/ Justin K. Ferguson
Justin K. Ferguson
Vice President and General Counsel

Dated:    March 15, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release, dated March 15, 2017.